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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 26, 1997


                        DIGITAL GENERATION SYSTEMS, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           CALIFORNIA                  0-27644              94-3140772
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(STATE OR OTHER JURISDICTION OF      (COMMISSION         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      FILE NUMBER)       IDENTIFICATION NO.)


                               875 BATTERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111
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          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (415) 276-6600

                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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        1. The seventh paragraph of Item 2 of the Registrant's Current Report on
Form 8-K originally filed on August 1, 1997 (the "Form 8-K") is hereby amended and restated to read as follows:

        On July 14, 1997, the registrant entered into a Preferred Stock Purchase Agreement, as amended on July 23, 1997 (as amended, the "Stock Purchase Agreement"), with certain investors listed on Exhibit A thereto, pursuant to which the Registrant agreed to issue and sell, in two tranches, up to an aggregate of 4,950,495 shares of its Series A Convertible Preferred Stock for aggregate consideration of approximately $17.5 million in cash, or $3.535 per share. The Registrant closed the first of such tranches on July 28, 1997 in which the Registrant issued and sold an aggregate of 2,012,376 shares of its Series A Convertible Preferred Stock for aggregate consideration of approximately $7,113,751 in cash. The Registrant used the proceeds of this first tranche to repay the entire amount owed under the promissory notes issued to Kleiner Perkins and Dawson-Samberg in connection with the Mediatech Acquisition. Due to the requirements of the National Association of Securities Dealers (the "NASD"), the closing of the second of such tranches, in which the Registrant intended to issue and sell up to an aggregate of 2,938,119 additional shares of its Series A Convertible Preferred Stock, was contingent upon obtaining shareholder approval therefor. The holders of a majority of the issued and outstanding shares of the Registrant's capital stock entitled to vote thereon entered into a voting agreement pursuant to which such shareholders agreed to vote in favor of the issuance of shares of Series A Convertible Preferred Stock in connection with such second tranche. By letter dated August 1, 1997, the NASD gave its approval to close the second tranche, subject to certain conditions including, without limitation, (i) receipt of letters from the holders of a majority of the issued and outstanding shares of the Registrant's capital stock, in lieu of shareholder approval, affirming their approval of the second closing, and (ii) delivery of a letter to all of the Registrant's shareholders explaining the Mediatech Acquisition and the related financings. Upon the satisfaction of such conditions, the Registrant issued and sold an aggregate of 2,938,119 shares of its Series A Convertible Preferred Stock for aggregate consideration of $10,386,251 in cash at the second closing held on August 26 and 27, 1997. The Registrant used the proceeds from such sale to replenish the cash reserves expended by the Registrant to fund a portion of the cash consideration for the Mediatech Acquisition.

        2. The ninth paragraph of Item 2 of the Form 8-K is hereby amended and restated to read as follows:

        The Registrant's issuances, pursuant to the Stock Purchase Agreement, of shares of its Series A Convertible Preferred Stock in the first and second tranches described above were exempt from the registration requirements of the Securities Act in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act.

        3. Item 5 of the Form 8-K is hereby amended and restated to read as follows:

        The Registrant entered into the Stock Purchase Agreement described above and pursuant thereto issued and sold 2,012,376 shares of its Series A Convertible Preferred Stock to investors on July 28, 1997, and an additional 2,938,119 shares of its Series A Convertible Preferred Stock to the same investors on August 26 and 27, 1997.

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        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DIGITAL GENERATION SYSTEMS, INC.
                                  A California Corporation


Dated: September 9, 1997          By: /s/ THOMAS P. SHANAHAN
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                                      Title: Vice President &
                                             Chief Financial Officer




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